Exhibit 99.1

Globus Medical Reports Second Quarter 2022 Results

AUDUBON, PA, August 4, 2022: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced its financial results for the quarter ended June 30, 2022.

•	Worldwide net sales were $263.6 million, an increase of 5.0% as reported, and an increase of 6.5% on a constant currency basis, compared to the second quarter of 2021
•	GAAP net income for the quarter was $54.6 million
•	GAAP diluted earnings per share (“EPS”) was $0.53 and non-GAAP diluted EPS was $0.56
•	Non-GAAP adjusted EBITDA was $91.9 million, or 34.9% of net sales

“Our second quarter record sales grew 6.5% on a constant currency basis and accelerated from last quarter as we continue to make market share gains, despite headwinds of a difficult prior year comparative and unfavorable foreign currency fluctuations,” commented Dan Scavilla, President and CEO.  “Our Enabling Technologies business had a record-breaking quarter, increasing 41.7% to $29.4 million, driven by strong robotic systems demand, as well as the initial roll-out of our highly anticipated Excelsius3DTM imaging system. Globus Medical continues to be the innovative leader in helping patients with musculoskeletal disorders.”

Worldwide net sales for the second quarter of 2022 was $263.6 million, an as-reported increase of 5.0% over the second quarter of 2021, and an increase of 6.5% on a constant currency basis.   U.S. net sales for the second quarter of 2022, including robotics, increased by 4.7% compared to the second quarter of 2021. International net sales increased by 6.9% over the second quarter of 2021 on an as-reported basis, and an increase of 17.3% on a constant currency basis.

GAAP net income for the second quarter of 2022 was $54.6 million, an increase of 31.4% over the same period in the prior year. Diluted EPS for the second quarter was $0.53, compared to $0.40 for the second quarter of 2021.  Non-GAAP diluted EPS for the second quarter of 2022 was in line with the same period in prior year at $0.56, and includes current period non-operating headwinds related to a higher effective tax rate and unfavorable foreign currency fluctuations.

Net cash provided by operating activities was $36.9 million, and non-GAAP free cash flow was $13.1 million for the second quarter of 2022. The Company remains debt free.

2022 Annual Guidance

The Company today reaffirmed its full year 2022 guidance of $1.025 billion in net sales and non-GAAP diluted earnings per share of $2.10.

Conference Call Information

Globus Medical will hold a teleconference to discuss its second quarter 2022 results with the investment community at 4:30 p.m. Eastern Time today. Participants may access the conference call live via webcast on the Investors page of Globus Medical’s website at https://www.investors.globusmedical.com/news-events/events-webcasts.

To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The audio archive will be available after the call on the Investor page of the Globus Medical website.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, acquisition related costs/licensing, and acquisition of in-process research and development, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees.  Acquisition of in-process research and development represents the expensing of acquired assets with no alternative future use and related fees.

In addition, for the period ended June  30, 2022 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP Diluted Earnings Per Share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments.  The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income.  The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the period ended June  30, 2022 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission.  These documents are available at www.sec.gov.   Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2022	2021	2022	2021
Net sales	$263,648	$251,016	$494,197	$478,360
Cost of goods sold	68,470	63,846	127,637	118,873
Gross profit	195,178	187,170	366,560	359,487

Operating expenses:
Research and development	17,395	15,547	34,807	30,471
Selling, general and administrative	106,718	107,254	207,466	205,145
Provision for litigation	—	—	2,341	(94)
Amortization of intangibles	4,393	4,623	8,905	9,397
Acquisition related costs	(1,104)	13,870	(1,180)	14,144
Total operating expenses	127,402	141,294	252,339	259,063

Operating income/(loss)	67,776	45,876	114,221	100,424

Other income/(expense), net
Interest income/(expense), net	2,476	2,541	5,019	5,253
Foreign currency transaction gain/(loss)	(1,107)	209	(1,498)	(71)
Other income/(expense)	1,395	307	1,696	521
Total other income/(expense), net	2,764	3,057	5,217	5,703

Income/(loss) before income taxes	70,540	48,933	119,438	106,127
Income tax provision	15,950	7,388	26,764	19,253

Net income/(loss)	$54,590	$41,545	$92,674	$86,874

Other comprehensive income/(loss), net of tax:
Unrealized gain/(loss) on marketable securities	(5,031)	(774)	(13,859)	(2,440)
Foreign currency translation gain/(loss)	(3,170)	1,026	(4,737)	(3,087)
Total other comprehensive income/(loss), net of tax	(8,201)	252	(18,596)	(5,527)
Comprehensive income/(loss)	$46,389	$41,797	$74,078	$81,347

Earnings per share:
Basic	$0.54	$0.41	$0.92	$0.87
Diluted	$0.53	$0.40	$0.90	$0.84
Weighted average shares outstanding:
Basic	100,671	100,449	101,136	100,159
Diluted	102,884	103,475	103,480	102,931

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30,	December 31,
(In thousands, except share and per share values)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$150,772	$193,069
Short-term marketable securities	257,238	250,378
Accounts receivable, net of allowances of $4,182 and $4,962, respectively	192,814	164,436
Inventories	266,043	237,001
Prepaid expenses and other current assets	18,579	18,417
Income taxes receivable	5,722	1,215
Total current assets	891,168	864,516
Property and equipment, net of accumulated depreciation of $321,999 and $305,575, respectively	238,882	221,076
Long-term marketable securities	473,663	562,475
Intangible assets, net	59,131	68,660
Goodwill	182,702	179,708
Other assets	34,007	36,334
Deferred income taxes	35,159	24,494
Total assets	$1,914,712	$1,957,263

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$34,195	$21,955
Accrued expenses	82,543	91,168
Income taxes payable	3,471	1,046
Business acquisition liabilities	12,623	11,770
Deferred revenue	13,185	12,025
Payable to broker	—	2,200
Total current liabilities	146,017	140,164
Business acquisition liabilities, net of current portion	55,691	58,755
Deferred income taxes	2,511	4,314
Other liabilities	11,400	12,642
Total liabilities	215,619	215,875

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 77,037,205 and 79,113,916 shares at June 30, 2022 and December 31, 2021, respectively	77	79
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 and 22,430,097 shares at June 30, 2022 and December 31, 2021, respectively	22	22
Additional paid-in capital	581,907	553,787
Accumulated other comprehensive income/(loss)	(25,368)	(6,772)
Retained earnings	1,142,455	1,194,272
Total equity	1,699,093	1,741,388
Total liabilities and equity	$1,914,712	$1,957,263

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended
	June 30,
(In thousands)	2022	2021
Cash flows from operating activities:
Net income	$92,674	$86,874
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,764	36,287
Amortization of premium (discount) on marketable securities	3,208	1,131
Write-down for excess and obsolete inventories, net	4,068	5,000
Stock-based compensation expense	15,989	15,330
Allowance for doubtful accounts	(528)	590
Change in fair value of business acquisition liabilities	(1,390)	14,128
Change in deferred income taxes	(7,939)	(1,783)
(Gain)/loss on disposal of assets, net	200	191
Payment of business acquisition related liabilities	(1,099)	—
(Increase)/decrease in:
Accounts receivable	(30,224)	(25,587)
Inventories	(31,421)	(6,024)
Prepaid expenses and other assets	1,268	845
Increase/(decrease) in:
Accounts payable	12,375	2,737
Accrued expenses and other liabilities	(7,408)	3,559
Income taxes payable/receivable	(1,964)	(10,519)
Net cash provided by/(used in) operating activities	81,573	122,759
Cash flows from investing activities:
Purchases of marketable securities	(179,096)	(293,092)
Maturities of marketable securities	170,572	131,739
Sales of marketable securities	66,655	58,154
Purchases of property and equipment	(43,724)	(22,058)
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	(1,175)	—
Net cash provided by/(used in) investing activities	13,232	(125,257)
Cash flows from financing activities:
Payment of business acquisition liabilities	(3,553)	(3,105)
Proceeds from exercise of stock options	11,331	35,597
Repurchase of common stock	(144,493)	—
Net cash provided by/(used in) financing activities	(136,715)	32,492
Effect of foreign exchange rates on cash	(387)	(608)
Net increase/(decrease) in cash and cash equivalents	(42,297)	29,386
Cash and cash equivalents at beginning of period	193,069	239,397
Cash and cash equivalents at end of period	$150,772	$268,783
Supplemental disclosures of cash flow information:
Income taxes paid	$36,696	$31,597
Purchases of property and equipment included in accounts payable and accrued expenses	$5,019	$3,537

Supplemental Financial Information

Net Sales by Product Category:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2022	2021	2022	2021
Musculoskeletal Solutions	$234,242	$230,263	$451,644	$442,679
Enabling Technologies	29,406	20,753	42,553	35,681
Total net sales	$263,648	$251,016	$494,197	$478,360

Liquidity and Capital Resources:

	June 30,	December 31,
(In thousands)	2022	2021
Cash and cash equivalents	$150,772	$193,069
Short-term marketable securities	257,238	250,378
Long-term marketable securities	473,663	562,475
Total cash, cash equivalents and marketable securities	$881,673	$1,005,922

The following tables reconcile GAAP to Non-GAAP financial measures.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except percentages)	2022	2021	2022	2021
Net income/(loss)	$54,590	$41,545	$92,674	$86,874
Interest (income)/expense, net	(2,476)	(2,541)	(5,019)	(5,253)
Provision for income taxes	15,950	7,388	26,764	19,253
Depreciation and amortization	16,927	19,130	33,764	36,287
EBITDA	84,991	65,522	148,183	137,161
Stock-based compensation expense	7,837	7,632	15,989	15,330
Provision for litigation	—	—	2,341	(94)
Acquisition related costs/licensing	(943)	14,624	(286)	15,507
Adjusted EBITDA	$91,885	$87,778	$166,227	$167,904

Net income/(loss) as a percentage of net sales	20.7%	16.6%	18.8%	18.2%
Adjusted EBITDA as a percentage of net sales	34.9%	35.0%	33.6%	35.1%

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2022	2021	2022	2021
Net income/(loss)	$54,590	$41,545	$92,674	$86,874
Provision for litigation	—	—	2,341	(94)
Amortization of intangibles	4,393	4,623	8,905	9,397
Acquisition related costs/licensing	(943)	14,624	(286)	15,507
Tax effect of adjusting items	(780)	(2,906)	(2,441)	(4,060)
Non-GAAP net income/(loss)	$57,260	$57,886	$101,192	$107,624

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2022	2021	2022	2021
Diluted earnings per share, as reported	$0.53	$0.40	$0.90	$0.84
Provision for litigation	—	—	0.02	—
Amortization of intangibles	0.05	0.04	0.09	0.09
Acquisition related costs/licensing	(0.01)	0.14	(0.00)	0.15
Tax effect of adjusting items	0.00	(0.03)	(0.02)	(0.04)
Non-GAAP diluted earnings per share	$0.56	$0.56	$0.98	$1.05

*amounts might not add due to rounding

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$36,883	$59,189	$81,573	$122,759
Purchases of property and equipment	(23,753)	(8,386)	(43,724)	(22,058)
Free cash flow	$13,130	$50,803	$37,849	$100,701

Non-GAAP Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	June 30,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2022	2021	Growth	Period Net Sales	Growth
United States	$225,280	$215,119	4.7%	$—	4.7%
International	38,368	35,897	6.9%	(3,750)	17.3%
Total net sales	$263,648	$251,016	5.0%	$(3,750)	6.5%

	Six Months Ended		Reported	Currency Impact on	Constant Currency
	June 30,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2022	2021	Growth	Period Net Sales	Growth
United States	$421,683	$408,436	3.2%	$—	3.2%
International	72,514	69,924	3.7%	(4,838)	10.6%
Total net sales	$494,197	$478,360	3.3%	$(4,838)	4.3%

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email: investors@globusmedical.com

www.globusmedical.com